EXHIBIT 4.28

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of December 27, 2002 by and among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386)(“DANKA PLC”), DANKALUX SARL & CO. SCA, a Luxembourg company (“Dankalux”), and DANKA HOLDING COMPANY, a Delaware corporation (“Danka Holding”)(Danka PLC, Dankalux and Danka Holding are herein each a “Company” and collectively the “Companies”), each of the other direct or indirect subsidiaries of Danka PLC party hereto (together with the Companies, the “Danka Parties”), BANK OF AMERICA, NATIONAL ASSOCIATION, each other Bank listed on the signature pages hereof (each individually, a “Consenting Bank” and collectively, the “Consenting Banks”), and BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (in such capacity, the “Agent”):

W I T N E S S E T H:

WHEREAS, the Companies, the Banks and the Agent have entered into a Second Amended and Restated Credit Agreement dated as of June 14, 2002 (as further amended hereby and as from time to time further amended, supplemented or modified, the “Credit Agreement”), pursuant to which the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and

WHEREAS, the Companies, the Banks and the Agent have entered into a Letter Agreement dated as of June 14, 2002 (as further amended hereby and as from time to time further amended, supplemented or modified, the “Letter Agreement”); and

WHEREAS, the Consenting Banks (which constitute the Majority Banks as defined in the Credit Agreement) and the Danka Parties have agreed to amend certain provisions of the Credit Agreement and the Letter Agreement, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and sufficient consideration, receipt of which is hereby acknowledged, the Danka Parties and the Consenting Banks do hereby agree as follows:

1.    Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

2.    Amendments to Credit Agreement. Upon satisfaction of the terms and conditions set forth in Section 4 of this First Amendment, the Credit Agreement shall be amended as follows:

(a)	The definition of “Applicable Entities” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety so that as amended it shall read as follows:

“Applicable Entities” means each of Danka PLC and its Subsidiaries which (i) during the period on or prior to June 30, 2002, operates in any of the United States, United Kingdom, Netherlands (Tilberg) or Canada, and (ii) during any period thereafter, operates in any of the United States, United Kingdom or Netherlands (Tilberg).

(b)	Section 2.9(d) of the Credit Agreement is hereby amended so that the phrase “to be applied as provided in Section 2.10” in the first paragraph of such Section 2.9(d) as amended shall read as follows:

“to be applied, in the case of subclause (vi) of clause (d), as provided in Section 2.11, and in all other cases as provided in Section 2.10”

(c)	Section 2.9(d)(iii) of the Credit Agreement is hereby amended in its entirety so that as amended it shall read as follows:

“(iii)    except as set forth in subclause (vi) below, an amount equal to 100% of any Net Equity Proceeds, each such prepayment to be made within 30 days of receipt of such proceeds;”

(d)
Section 2.9(d) of the Credit Agreement is hereby amended by (x) replacing the text “; and” at the end of subclause (iv) with “;”; (y) replacing the text “.” at the end of subclause (v) with “; and”; and (z) inserting the following subclause (vi) at the end thereof:

“(vi)     in the event that Danka PLC intends to use at least 60% of such Net Equity Proceeds to purchase or redeem Senior Subordinated Notes, an amount equal to 25% of any Net Equity Proceeds, each such prepayment to be made within 30 days of receipt of such proceeds; provided that (1) Danka PLC may use the remaining 75% of such Net Equity Proceeds to (x) purchase or redeem Senior Subordinated Notes and, at Danka PLC’s option, (y) purchase or redeem any shares of any class of capital stock of Danka PLC in an amount not to exceed 15% of such Net Equity Proceeds, (2) if Danka PLC shall not, on or before April 1, 2004, have used all of the remaining 75% of such Net Equity Proceeds as described under clauses (1)(x) and (y) above, then the portion of the 75% of such Net Equity Proceeds not so used shall be used to make the prepayment otherwise required by Section 2.9(d)(iii); and (3) Danka PLC shall, promptly after the use of any such Net Equity Proceeds as described under clauses (1)(x) and (y) above, and on April 1, 2004, provide to the Agent a certificate certified by the chief financial officer, treasurer or the secretary-controller of Danka PLC setting forth the amount and purpose of the use of such 75% of such Net Equity Proceeds.”

(e)	Section 2.10 of the Credit Agreement is hereby amended so that the phrase “pursuant to Section 2.9” in the first paragraph of such Section 2.10 as amended shall read as follows:

“pursuant to Section 2.9 (other than subclause (vi) of clause (d) of such Section)”

(f)	The Credit Agreement is hereby amended by inserting the following Section 2.11:

“Section 2.11.    Special Application of Prepayments and Reduction In Commitments. The amount equal to 25% of Net Equity Proceeds to be applied as a mandatory prepayment and reduction in Commitments pursuant to Section 2.9(d)(vi) shall be applied as follows:

(a)
a portion of such amount equal to the ratio of the combined Revolving Commitments of all Banks (the “Outstanding Commitments”) to the sum of the Outstanding Commitments and the Term Loan Outstandings (the “Revolver Portion”), shall both (A) permanently reduce the aggregate amount of Revolving Commitments (and the Revolving Commitments of each Bank shall be correspondingly reduced by its Pro Rata Share) in an amount equal to the lesser of (x) the Revolver Portion and (y) the aggregate amount of Revolving Commitments, and (B) be applied to the prepayment of the Revolving Loan Outstandings in an amount equal to the lesser of (x) the Revolver Portion and (y) the Revolving Loan Outstandings; and

(b)
the remaining portion of such amount, which portion is equal to the ratio of the Term Loan Outstandings to the sum of the Outstanding Commitments and the Term Loan Outstandings, shall be applied to the prepayment of the Term Loan Outstandings by application to the unpaid installments of the Term Loans set forth on Schedule V in inverse order of maturity.”

(g)	Section 6.7 of the Credit Agreement is hereby amended by inserting the following phrase immediately prior to the “.” at the end of the first sentence:

“; provided further that the Companies may use proceeds from Revolving Loans as provided in Section 8.6(c)”

(h)	Section 7.13 of the Credit Agreement is hereby amended in its entirety so that as amended it shall read as follows:

“7.13    Financial Advisor Retention. The Companies acknowledge and agree that the Agent may, in its sole discretion, from time to time cause its counsel to retain an independent business consultant (the “Consultant”) to assess on behalf of the Agent, its counsel and the Banks the operations, finances, and business affairs of Danka PLC and its Subsidiaries and to furnish reports of its findings and recommendations solely to the Agent, its counsel and the Banks. The Companies jointly and severally agree to pay all reasonable fees, costs, and expenses of the Consultant incurred in connection with the performance by the Consultant of its duties described in this paragraph. The Companies shall, and shall cause all Subsidiaries to, cooperate fully and in a timely manner with the Consultant, including its agents and employees.”

(i)	Section 8.3(c) of the Credit Agreement is hereby amended in its entirety so that as amended it shall read as follows:

“(c)    Minimum EBITDA. The cumulative Consolidated EBITDA (i) for the rolling four fiscal quarter period ending on June 30, 2002 to be less than $83,200,000, and (ii) for the rolling four fiscal quarter period ending on September 30, 2002, and for each rolling four fiscal quarter period ending in any calendar quarter thereafter, to be less than $91,500,000; or”

(j)	Section 8.3(d) of the Credit Agreement is hereby amended in its entirety so that as amended it shall read as follows:

“(d)    Capital Expenditures. Capital Expenditures (i) for fiscal year 2003 to exceed $78,200,000, (ii) for fiscal year 2004 to exceed $74,100,000, (iii) for fiscal year 2005 to exceed $55,000,000, and (iv) for fiscal year 2006 to exceed $60,000,000.”

(k)	Section 8.5 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing provisions of this Section 8.5 and so long as there shall not exist a Default or Event of Default which is continuing, Danka PLC may use up to the amount specified in clause (1)(y) of the proviso to Section 2.9(d)(vi) to purchase or redeem any shares of any class of capital stock of Danka PLC.”

(l)	Section 8.6 of the Credit Agreement is hereby amended in its entirety so that as amended it shall read as follows:

“8.6    Senior Subordinated Notes; Subordinated Notes. Except as set forth below, neither Danka PLC nor any Subsidiary shall repurchase, redeem or make any principal payment on any Senior Subordinated Notes or Subordinated Notes, in each case prior to the final maturity thereof:

(a)	Danka PLC may at any time issue its common equity (or American Depository Receipts evidencing its common equity) in exchange for all or any portion of its Subordinated Indebtedness;

(b)
So long as there shall not exist a Default or Event of Default which is continuing, Danka PLC may use an amount of Net Equity Proceeds as provided for in clause (1)(x) of the proviso to Section 2.9(d)(vi) to repurchase prior to maturity Senior Subordinated Notes; and

(c)
In addition to any Senior Subordinated Notes repurchased as permitted by Section 2.9(d)(vi), and so long as there shall not exist a Default or Event of Default which is continuing, Danka PLC may repurchase not more than $20,000,000 face amount of Senior Subordinated Notes; provided that the average price paid by Danka PLC for any and all Senior Subordinated Notes so repurchased pursuant to this clause (c) shall not at any time, on a cumulative basis, exceed 79.5% of the face value of such Senior Subordinated Notes.”

3.    Amendment of Letter Agreement; Acceleration of Anniversary Fee. A portion of the anniversary fee otherwise required to be paid on June 30, 2003 pursuant to Section 2(d) of the Letter Agreement shall be paid as provided in Section 4(b) below as a condition to the effectiveness of this First Amendment. Accordingly, (a) the Companies shall, prior to the effectiveness of this First Amendment, pay a fee equal to 1.00% of the Total Commitments on the date of such payment (the “Accelerated Fee”), and (b) upon the satisfaction of the terms and conditions set forth in Section 4 of this First Amendment, clause (d) of Section 2 of the Letter Agreement is hereby amended in its entirety so that as amended it shall read as follows: “on June 30, 2003, a fee equal to 1.00% of the Total Commitments on such date;”.

4.    Effectiveness. This First Amendment shall become effective upon (a) receipt by the Agent of an executed copy of this First Amendment (which may be signed in counterparts and may be received by facsimile transmission) signed by the Danka Parties and Consenting Banks; (b) payment of the Accelerated Fee by the Companies to the Agent for the benefit of the Banks; (c) payment of a fee equal 1% of the Total Commitments on the date of such payment to the Agent for the benefit of the Banks; and (d) payment of fees and reasonable expenses of the Agent and the Steering Committee and its members (including the reasonable fees and expenses of outside counsel and financial advisors for the Agent) that have been invoiced and remain outstanding prior to the effectiveness hereof, if any.

5.    Expenses. The Danka Parties agree promptly to pay or reimburse any reasonable expenses of the Steering Committee and its members (including the reasonable fees and expenses of outside counsel and financial advisors for the Steering Committee and each of its members) incurred in connection with this First Amendment that were not previously paid pursuant to Section 4 hereof.

6.      Acknowledgment; Release. The Danka Parties acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations. The Danka Parties hereby release and forever discharge the Agent, the Banks and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

7.    Entire Agreement. This First Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

8.    Deemed Amendment of Other Loan Documents; Full Force and Effect. To the extent necessary to give effect to the provisions hereof, the Security Agreement and all other Loan Documents shall be deemed amended and supplemented by the terms hereof. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

9.    Counterparts. This First Amendment may be executed in any number of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

10.    Governing Law. This First Amendment shall in all respects be governed by the laws and judicial decisions of the State of New York.

11.    Enforceability. Should any one or more of the provisions of this First Amendment be determined to be illegal or unenforceable as to one of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

12.    Authorization. This First Amendment has been duly authorized, executed and delivered by the parties hereto and constitutes a legal, valid and binding obligation of the parties hereto, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WITNESS:	DANKA BUSINESS SYSTEMS PLC

	By:	/s/ Keith J. Nelsen
	Name:	Keith J. Nelsen
	Title:	Asst. Secretary

DANKA HOLDING COMPANY

	By:	/s/ Keith J. Nelsen
	Name:	Keith J. Nelsen
	Title:	SVP General Counsel

DANKALUX SARL & CO. SCA BY: DANKALUX SARL COMMANDITE

	By:	/s/ [Illegible Signature]
	Name:	[Illegible Signature]
	Title:	Manager

AMERICAN BUSINESS CREDIT CORPORATION
CORPORATE CONSULTING GROUP, INC.
DANKA IMAGING DISTRIBUTION, INC.
DANKA MANAGEMENT COMPANY, INC.
DANKA MANAGEMENT II COMPANY, INC.
DANKA OFFICE IMAGING COMPANY
D.I. INVESTMENT MANAGEMENT, INC.
HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
QUALITY BUSINESS, INC.

	By:	/s/ Keith J. Nelsen
	Name:	Keith J. Nelsen
	Title:	SVP General Counsel

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent and Issuing Bank, and Individually as a Bank

By:	/s/ DeWitt W. King, III
Name:	DeWitt W. King, III
Title:	Managing Director

NAME OF BANK:

BANC OF AMERICA SECURITIES LLC, as Agent for Bank of America, N.A.

By:	/s/ Peter T. Santry
Name:	Peter T. Santry
Title:	Managing Director

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

CONTINENTAL CASUALTY COMPANY

By:	/s/ Marilou R. McGirr
Name:	Marilou R. McGirr
Title:	Vice President

By:	/s/ Dennis R. Hemme
Name:	Dennis R. Hemme
Title:	Vice President

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

FARALLON EQUIPMENT INVESTORS I, L.L.C.,

By: Farallon Capital Management, L.L.C., its agent and attorney-in-fact,

By:	/s/ William F. Mellin
Name:	William F. Mellin
Title:	Managing Member

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Patricia Tessier
Name:	Patricia Tessier
Title:	Authorized Signatory

By:	N/A
Name:
Title:

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

HCM/2 Special Opportunities LLC

By:	/s/ Daniel Zwirn

Name:	Daniel Zwirn
Title:	Portfolio Manager

By:

Name:
Title:

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

Halcyon Restructuring Fund, L.P.

By:	/s/ James W. Sykes

Name: James W. Sykes
Title: Managing Principal At Halcyon/Alan B. Slifka Management Company LLC
Managing General Partner of Halcyon Restructuring Fund, L.P.

By:

Name:
Title:

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

J.P. MORGAN SECURITIES INC. as Agent for JPMORGAN CHASE BANK

By:	/s/ John Abate
Name: John Abate
Title: Authorized Signatory

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Katsuya Noto
Name: Katsuya Noto
Title: Vice President

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

Perry Principals LLC

By:	/s/ Richard B. Paige

Name: Richard B. Paige
Title:

By:

Name:
Title:

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

SouthTrust Bank

By:	/s/ Juliette S. Stapf
Name: Juliette S. Stapf
Title: Senior Vice President

By:	/s/ Timothy M. Mann
Name: Timothy M. Mann
Title: Group Vice President

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

NAME OF BANK:

Morgan Stanley Dean Witter Bank LTD.

By:	/s/ Michael Hart

Name: Michael Hart
Title: Vice President

By:

Name:
Title:

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

VAN KAMPEN
SENIOR INCOME TRUST
By:	Van Kampen Investment Advisory Corp.

By:	/s/ Brad Langs

Name: Brad Langs
Title: Vice President

By:

Name:
Title:

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement

VAN KAMPEN
PRIME RATE INCOME TRUST
By:	Van Kampen Investment Advisory Corp.

By:	/s/ Christina Jamieson

Name: Christina Jamieson
Title: Vice President

By:

Name:
Title:

Bank Signature Page To First Amendment to Second Amended and Restated Credit Agreement